                                                                    Exhibit 4.11


                                    RECEIPT

      I, Louis P. Young, a Vice President of United States Trust Company of New York, hereby acknowledge receipt of Global Note No. 1 of The Resort at Summerlin, Limited Partnership's and The Resort at Summerlin, Inc.'s 13% Senior Subordinated PIK Notes due 2007, Series A, issued in the name of Cede & Co. in the amount of $100,000,000, as custodian for Cede & Co.


December 31, 1997                         /s/ Louis P. Young
                                         ---------------------
                                          Louis P. Young
                                          Vice President

THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
(A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP OR THE RESORT AT SUMMERLIN, INC. (THE "ISSUERS") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                           CUSIP No: 761160 AA 8


                                 (Front of Note)


No. 1                                                               $100,000,000

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP
                          THE RESORT AT SUMMERLIN, INC.
              13% Senior Subordinated PIK Notes due 2007, Series A


The Resort at Summerlin, Limited Partnership, a Nevada partnership, and The Resort at Summerlin, Inc., a Nevada corporation, jointly and severally, promise to pay to Cede & Co., or its registered assigns, the principal sum of $100,000,000 (ONE HUNDRED MILLION AND 00/100 DOLLARS), as such amount may be increased or decreased on the records of the Registrar (as defined in the Indenture referred to herein), on December 15, 2007.

Interest Payment Dates: June 15 and December 15, commencing June 15, 1998.

Record Dates: May 15 and November 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.


                                        Dated: December 31, 1997

                                        THE RESORT AT SUMMERLIN,
                                             LIMITED PARTNERSHIP


                                        By:   THE RESORT AT SUMMERLIN,
                                              INC., its General Partner




                                        By: /s/ illegible
                                           -------------------------------------

                                        By: /s/ illegible
                                           -------------------------------------



                                        THE RESORT AT SUMMERLIN, INC.



                                        By: /s/ illegible
                                           -------------------------------------

                                        By: /s/ illegible
                                           -------------------------------------

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned Indenture


UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



By: /s/ Louis P. Young
    --------------------------------------
    Authorized Signatory

                                (Reverse of Note)

               13% SENIOR SUBORDINATED PIK NOTE DUE 2007, Series A

      Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

      1. Interest. The Resort at Summerlin, limited Partnership, a Nevada limited partnership , and The Resort at Summerlin, Inc., a Nevada corporation (the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Issuers shall pay, in cash, interest on the principal amount of this Note at the rate per annum of 13%; provided, however, that through and including June 15, 1999, on each Interest Payment Date, the Issuers may, at their option and in their sole discretion, in lieu of the payment in whole or in part of interest due on this Note, pay interest on this Note through the issuance of additional Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. After June 15, 1999, the Issuers shall pay interest on this Note in cash. The Issuers shall notify the Trustee in writing of their election to pay interest on this Note through the issuance of additional Notes not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which additional Notes will be issued. Additional Notes shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable, thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate amount). The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing June 15, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any Applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Note shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

      (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 120 days following the Issue Date or, in the case of the Shelf Registration Statement, 120 days following a Shelf Request (as defined in the Registration Rights Agreement), Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the 120th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period;

      (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within, in the case of the Exchange Offer Registration Statement, 180 days following the Issue Date or, in the case of the Shelf Registration Statement, 180 days following a Shelf Request, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on the 180st day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period; or

      (iii) if (A) the Issuers and the Subsidiary Guarantors have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 210 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.25% per annum for the first 30 days commencing on (x) the 210th day after the Issue Date with respect to the Notes validly tendered and not exchanged by RAS, in the case of
(A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of
(C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 30-day period; provided, however, that the Additional Interest rate on the Notes under clauses (i), (ii) and (iii) above may not exceed in the aggregate 2.0% per annum; and provided further, that
(1) upon the filing of the Exchange Offer Registration Statement or Notes Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

      "Exchange Offer" shall mean the exchange offer by the Issuers of Initial Notes for Exchange Notes pursuant to Section 2(a) of the Registration Rights Agreement.

      "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "Record Date" shall have the meaning provided on the front of this Note.

      "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers and the Subsidiary Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

      2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender") or Additional Notes in accordance with the Indenture. However, the Issuers may pay principal, premium, if any, and interest by its check payable in such U.S.
Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Noteholder at the Noteholder's registered address.

      3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. An Issuer or any Subsidiary Guarantor may act in any such capacity, except that none of RAS, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

      4. Indenture. The Issuers issued the Notes under an Indenture, dated as of December 30, 1997 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as otherwise provided in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior Subordinated Obligations of the Issuers limited to $100,000,000 in aggregate principal amount excluding the Additional Notes.

      5.(a) 0ptional Redemption. Except as indicated in the next succeeding paragraph, the Notes are not redeemable at the Issuers' option prior to December 15, 2002. Thereafter, the Notes will be redeemable, at the option of the Issuers, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount of the Notes) if the Notes are redeemed during the 12-month period commencing on December 15 of the years set forth below, plus accrued interest to the redemption date:

        Period                               Redemption Price
        ------                               ----------------
        2002                                      106.50%
        2003                                      104.33%
        2004                                      102.17%
        2005 and thereafter                       100.00%

      (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to December 15, 2000, the Issuers may, at their option, use the Net Cash Proceeds of one or more Public Equity Offerings by RAS so long as there is a Public Market at the time of such redemption (which fact shall be certified to the Trustee in an Officer's Certificate delivered to the Trustee pursuant to Section 3.01(a) of the Indenture), at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption at least $65 million of the original principal amount of the Notes remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 90 days after the consummation of any such Public Equity Offering.

      6. Mandatory Redemption. The Notes are not subject to mandatory redemption or sinking fund payments except as described below. Notwithstanding any other provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Laws in order to maintain any gaming license or franchise of RAS under any applicable Gaming Laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the fair market value thereof or the price at which such Holder or beneficial owner acquired the Notes, together with, in either case, accrued and unpaid interest, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Indenture for redemptions of the Notes. The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes who is required to apply for such license, qualification or finding of suitability for the costs of such licensure and investigation for such license, qualification or finding of suitability. Any of such expenses will be the sole obligation of such Holder or beneficial owner of the Notes.

      7. Repurchase at Option of Noteholder. (a)If there is a Change of Control, each Holder of Notes will have the right, subject to the conditions set forth in
Section 4.14 of the Indenture, to require the Issuers to repurchase all or any part of such Holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). No earlier than 30 days after and no later than 60 days following a Change of Control (or if the Notes have been repaid in full at such time), the Issuers will mail a notice to each Noteholder stating (i) that a Change of Control has occurred and that such Noteholder has the right to require the Issuers to repurchase all or any part of such Noteholder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 70 days nor later than 90 days from the date such notice is mailed); and

(iv) the procedures, determined by the Issuers consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased. Noteholders that are subject to an offer to repurchase may elect to have such Notes repurchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

      (b) The Indenture provides that, after certain Asset Dispositions, and subject to the further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with procedures set forth in the Indenture.

      8. Notice of Redemption. Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000 unless all of the Notes held by a Noteholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

      9. Subordination. The Issuers' payment of the principal of and interest on the Notes is subordinated and subject to the prior payment in full of the Issuers' Senior Indebtedness as more fully set forth in the Indenture. Each Holder of Notes by his acceptance hereof covenants and agrees that all payments of the principal and interest on the Notes by the Issuers shall be subordinated in accordance with Article 9 of the Indenture and each holder accepts and agrees to be bound by such provisions.

      10. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and stated therein, including compliance with the requirements of all Gaming Laws, the Issuers will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Note.

      11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

      12. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary. The registered Noteholder shall be treated as its owner for all purposes.

      13. Amendments And Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Noteholder.

      14. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all outstanding Notes shall become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

      15. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantors or any Affiliate of the

Issuers or the Subsidiary Guarantors, and may otherwise deal with the Issuers, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

      16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Issuers must annually report to the Trustee on compliance with such limitations.

      17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. Subsidiary Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest if lawful) on the Notes; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

      19. Defeasance. Subject to certain conditions provided for in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

      20. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

      21. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                        The Resort at Summerlin
                        1160 Town Center Drive, Suite 200
                        Las Vegas, NV 89134
                        Attn: John Tipton

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________


                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.



Date:_____________

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears
                                     on the face of this Note)

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 30, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   Check One


      (1)  ___   to the Issuers or a subsidiary thereof; or

      (2)  ___   pursuant to and in compliance with Rule 144A under the
                 Securities Act; or

      (3)  ___   to an institutional "accredited investor" (as defined in Rule
                 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

      (4)  ___   outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

      (5)  ___   pursuant to the exemption from registration provided by Rule
                 144 under the Securities Act; or

      (6)  ___   pursuant to an effective registration statement under the
                 Securities Act; or

      (7)  ___   pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Noteholder thereof; provided that if box (3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the

Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:_______________________             Signed:_______________________________
                                          (Sign exactly as name appears on the
                                          other side of this Note)



              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_________________             _________________________________________
                                    NOTICE:   To be executed by an
                                              executive officer

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE


      If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                  [ ] Section 4.10      [ ] Section 4.14

      If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:



$___________________



Date:_______________


                              Your Signature:__________________________________
                              (Sign exactly as your name appears on the face of this Note)